As filed with the Securities and Exchange Commission on May 1, 2003.
                                                   Registration No. 333-104737



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                              SUN COMMUNITIES, INC.
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)


                         MARYLAND                                                  38-2730780
     (State or Other Jurisdiction of Incorporation or                 (I.R.S. Employer Identification No.)
                       Organization)


                                 ---------------
                                GARY A. SHIFFMAN
                                    PRESIDENT
                              27777 FRANKLIN ROAD
                                    SUITE 200
                           SOUTHFIELD, MICHIGAN 48034
                                 (248) 208-2500
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)


                                 ---------------
                        Copies of all correspondence to:
                              LISE A. BARRERA, ESQ.
                        JAFFE, RAITT, HEUER & WEISS, P.C.
                         ONE WOODWARD AVENUE, SUITE 2400
                             DETROIT, MICHIGAN 48226
                                 (313) 961-8380

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. _____

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X
                                                                        -----

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _____

                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of Securities        Amount to be         Proposed Maximum       Proposed Maximum          Amount of
   ---------------------------------        -------------        -----------------      -----------------         ----------
                                             Registered         Offering Price Per     Aggregate Offering      Registration Fee
                                             -----------        -------------------    -------------------     ----------------
                                                                      Unit(1)               Price (1)
                                                                      -------               ---------
             Common Stock,
          $.01 par value (2)                   218,780                 $38.52              $8,427,406.00            $682.00

         (1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices reported on the New York Stock Exchange on April 21, 2003.
         (2) Includes rights to purchase Junior Participating Preferred Stock of the Company (the "Rights"). Since no separate consideration is paid for the Rights, the registration fee therefor is included in the fee for the Common Stock.

--------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                               EXLPLANATORY NOTE

         This Amendment No. 1 to Sun Communities, Inc.'s Registration Statement on Form S-3 is being filed solely for the purpose of filing herewith Exhibit 8.1, the opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, regarding Sun Communities, Inc.'s REIT qualification.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

         Registration Fee............................................... $     682
         Legal Fees and Expenses........................................     5,000
         Accounting Fees and Expenses...................................     3,000
         Miscellaneous..................................................     1,318
         Total.......................................................... $  10,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's charter authorizes the Company to obligate itself to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by Maryland law. The Company's bylaws obligate it to indemnify and advance expenses to present and former directors and officers to the maximum extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the Company in those capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding; and (a) was committed in bad faith or, (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that:
(i) it is proved that the person actually received an improper benefit or profit in money, property or services; or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law.

         The partnership agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its charter, and limits the liability of the Company and its officers and directors to the Operating Partnership and its respective partners to the same extent the liability of the officers and directors of the Company to the Company and its stockholders is limited under the Company's charter.

ITEM 16. EXHIBITS

         The exhibits to the Registration Statement are listed in the Exhibit Index which appears elsewhere in this Registration Statement and is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof; and insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 30, 2003.



                                SUN COMMUNITIES, INC.,
                                a Maryland corporation


                                By:   /s/ Jeffrey P. Jorissen
                                     -------------------------------------------
                                     Jeffrey P. Jorissen, Chief Financial
                                     Officer, Secretary and Principal Accounting
                                     Officer






         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           NAME                                            TITLE                                        DATE
           ----                                            -----                                        ----
/s/         *                                  Chief Executive Officer, President,
---------------------------                    and Chairman of the Board of                        April 30, 2003
Gary A. Shiffman                               Directors




/s/ Jeffrey P. Jorissen                        Executive Vice President, Treasurer,
---------------------------                    Chief Financial Officer, and                        April 30, 2003
Jeffrey P. Jorissen                            Secretary (principal accounting and
                                               financial officer)



/s/         *
---------------------------
Paul D. Lapides                                Director                                            April 30, 2003




/s/         *
---------------------------
Ted J. Simon                                   Director                                            April 30, 2003




/s/         *
---------------------------
Clunet R. Lewis                                Director                                            April 30, 2003

           NAME                                            TITLE                                        DATE
           ----                                            -----                                        ----


/s/         *
---------------------------
Ronald L. Piasecki                             Director                                            April 30, 2003



/s/         *
---------------------------
Arthur A. Weiss                                Director                                            April 30, 2003



* BY: /s/ Jeffrey P. Jorisson
  -----------------------------
  Jeffery P. Jorisson, Attorney-in-Fact

                                INDEX TO EXHIBITS


       EXHIBIT NO.  DESCRIPTION
       -----------  -----------
               4.1  Form of Common Stock Certificate (Incorporated by reference from
                    Exhibit 2 to Amendment No. 1 to Form S-11 filed by the Company on
                    November 5, 1993, File No. 33-69340)

               4.2  Articles VI and VII of the Company's Amended and Restated Articles of
                    Incorporation (Incorporated by reference from Exhibit 3.1 to Amendment
                    No. 1 to Form S-11 filed by the Company on November 5, 1993, File
                    No. 33-69340)

               4.3  Rights Agreement, dated as of April 24, 1998, between the Company and
                    State Street Bank and Trust Company (Incorporated by reference to
                    Exhibit 99.1 of the Company's Current Report on Form 8-K dated April
                    24, 1998)

               4.4  Articles Supplementary to the Company's Amended and Restated
                    Articles of Incorporation (Incorporated by reference from Exhibit 4.1 of the Company's Current Report on Form 8-K dated September 29, 1999)


              #5.1  Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, as to
                    legality of securities



              *8.1  Opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, as to
                    REIT qualification



             #23.1  Consent of PricewaterhouseCoopers LLP, independent accountants



             #23.2  Consent of Jaffe, Raitt, Heuer & Weiss, Professional Corporation
                    (included in Exhibit 5.1)



         #PREVIOUSLY FILED
         *FILED HEREWITH